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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 19, 1994
                                                   ____________

                          SHOWBOAT, INC.
________________________________________________________________
       (Exact name of registrant as specified in charter)

          Nevada                   1-7123             88-0090766
___________________________     ____________        _____________
State or other jurisdiction     (Commission         (IRS Employer
of incorporation)               File Number)  Identification No.)

2800 Fremont Street, Las Vegas, Nevada                    89104
_________________________________________________________________
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (702) 385-9123
                                                   ______________

                           Not Applicable
_________________________________________________________________
  (Former name or former address, if changed since last report)


5.   Other Events.
     ____________

          On May 19, 1994, the Porter County Superior Court, Porter County, Indiana, handed down a decision, holding that certain sections of the Indiana riverboat gaming legislation, previously passed by the Indiana legislature, were unconstitutional under the Indiana constitution. The gaming legislation required all counties, except Lake County, Indiana, to approve gaming in county referendums. In Lake County, the county in which East Chicago, Gary and Hammond are located, the legislature permitted the aforementioned cities to approve gaming in city referendums. The court determined that the legislation provided for different approval processes for various Indiana jurisdictions, thus favoring certain jurisdictions and amounting to "special legislation" in violation of Article IV Section 23 of the Indiana constitution. The Porter County Superior Court ordered the Indiana Gaming Commission to cease all activity, except background investigations, in the processing of licensing riverboats until such time as the legislature cures the constitutional defects in the legislation, until further order of the Porter County Superior Court, or until the further order of the Indiana Supreme Court. The May 19, 1994 decision has been appealed to the Indiana Supreme Court.
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          Showboat Indiana Investment Limited Partnership and
Waterfront Entertainment and Development, Inc. have applied on behalf of Showboat Marina Partnership for an Indiana gaming license to operate a casino in East Chicago, Lake County, Indiana. Showboat Marina Partnership is the only applicant for an Indiana riverboat gaming license in East Chicago. Showboat Indiana Investment Limited Partnership is a limited partnership wholly owned by two wholly-owned subsidiaries of Showboat, Inc.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has fully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SHOWBOAT, INC.



Dated:  June 7, 1994               /s/ John N. Brewer
        ____________               __________________
                                   John N. Brewer
                                   Assistant Secretary